Exhibit 10.1

FOOT LOCKER 2007 STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AWARD AGREEMENT

Stock Option Grant

The Compensation and Management Resources Committee of the Board of Directors of Foot Locker, Inc. (the “Company”), a New York corporation, granted you a Nonstatutory Stock Option (the “Option”) on ___________ under the Foot Locker 2007 Stock Incentive Plan (the “Plan”), to purchase shares of the Company’s common stock, as set forth below. Except as otherwise provided in the Plan, the Option will become exercisable in annual installments over a three-year vesting period according to the vesting schedule specified below:

Name of Participant:	__________________

Date of Grant:	__________________

Exercise Price Per Share:	$____________

Number of Shares of Stock:	_____________

Vesting Schedule:	_______ shares on __________
_______ shares on __________
_______ shares on __________

Expiration Date:	_____________

The Option will expire on the Expiration Date unless, prior to that time, the Option is exercised in full, is cancelled, or expires due to your death, retirement or other termination of employment, as provided under the terms of this Award Agreement and the Plan.

The Option is subject to the terms of the Plan, the Prospectus covering the Plan dated March 1, 2011, any subsequently issued Prospectus or Appendix covering the Plan, and the terms and conditions set forth in this Award Agreement. All of these documents are incorporated herein by this reference and made a part of the Option.

Non-Competition

By accepting this Option you agree that during the “Non-Competition Period” you will not engage in “Competition” with the Company or any of its subsidiaries, divisions, or affiliates (the “Control Group”).

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As used herein, “Competition” means:

(i)         participating, directly or indirectly, as an individual proprietor, stockholder, officer, employee, director, joint venturer, investor, lender, consultant, or in any capacity whatsoever (within the United States of America, or in any country where your former employing members of the Control Group does business) in (A) a business in competition with the retail, catalog, or on-line sale of athletic footwear, athletic apparel, and sporting goods conducted by the Control Group (the “Athletic Business”) or (B) a business that in the prior fiscal year supplied product to the Control Group for the Athletic Business having a value of $20 million or more at cost to the Control Group; provided, however, that such participation shall not include (X) the mere ownership of not more than 1 percent of the total outstanding stock of a publicly held company; (Y) the performance of services for any enterprise to the extent such services are not performed, directly or indirectly, for a business in competition with the Athletic Business or for a business which supplies product to the Control Group for the Athletic Business; or (Z) any activity engaged in with the prior written approval of the Chief Executive Officer of the Company; and

(ii)         intentionally recruiting, soliciting or inducing, any employee or employees of the Control Group to terminate their employment with, or otherwise cease their relationship with the former employing members of the Control Group where such employee or employees do in fact so terminate their employment.

As used herein, “Non-Competition” Period means (i) the period commencing _________ and ending on _____, or any part thereof, during which you are employed by the Control Group and (ii) if your employment with the Control Group terminates for any reason during such period, the [one/two-year] period commencing on the date your employment with the Control Group terminates. Notwithstanding the foregoing, the Non-Competition Period shall not extend beyond the date your employment with the Control Group terminates if such termination of employment occurs following a “Change in Control” as defined in Attachment A hereto.

You agree that the breach by you of the provisions included herein under the heading “Non-Competition” (the “Non-Competition Provision”) would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. You therefore agree that in the event of a breach or a threatened breach of the Non-Competition Provision, the Company shall be entitled to (i) an immediate injunction and restraining order to prevent such breach, threatened breach, or continued breach, including by any and all persons acting for or with you, without having to prove damages and (ii) any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach of the Non-Competition Provision, including, but not limited to, recovery of damages.

In addition, in the event of your breach of the Non-Competition Provision, any stock options covered by this Nonstatutory Stock Option Award Agreement (“Award

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Agreement”) that are then unexercised (whether or not vested) shall be immediately cancelled.

You and the Company further agree that the Non-Competition Provision is reasonable and that the Company would not have granted the stock option provided for in this Award Agreement but for the inclusion of the Non-Competition Provision herein. If any provision of the Non-Competition Provision is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities, or geographic area as to which it may be enforceable. The validity, construction, and performance of the Non-Competition Provision shall be governed by the laws of the State of New York without regard to its conflicts of laws principles.

For purposes of the Non-Competition Provision, you and the Company consent to the jurisdiction of state and federal courts in New York County.

Sign and Return Copy of Agreement

Please sign and return one copy of this Award Agreement by                 to: Foot Locker, Inc., 112 West 34th Street, New York, New York 10120, Attention: Awilda Morales (amorales@footlocker.com; fax number: 212-720-4116). An Award Agreement that is mailed in an envelope that is postmarked on or before                      will be deemed to have been delivered by this date, and an Award Agreement that is received by e-mail or fax will be deemed delivered on the receipt date.

Please note your complete home address on the copy of the Award Agreement that you return.

FOOT LOCKER, INC.

By:

SIGNATURE:	HOME ADDRESS:

Signature	Street/P.O. Box

Print Name	Town/City State/Province

Zip/Postal Code
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ATTACHMENT A

Change in Control

A Change in Control shall mean any of the following:

(A)          the merger or consolidation of Foot Locker with, or the sale or disposition of all or substantially all of the assets of Foot Locker to, any Person other than (a) a merger or consolidation which would result in the voting securities of Foot Locker outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of Foot Locker or such surviving or parent entity outstanding immediately after such merger or consolidation; or (b) a merger or capitalization effected to implement a recapitalization of Foot Locker (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Exchange Act), of securities representing more than the amounts set forth in (B) below;

(B)          the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), in the aggregate, of securities of Foot Locker representing thirty-five percent (35%) or more of the total combined voting power of Foot Locker’s then issued and outstanding voting securities by any Person (other than Foot Locker or any of its subsidiaries, any trustee or other fiduciary holding securities under any employee benefit plan of Foot Locker, or any company owned, directly or indirectly, by the shareholders of Foot Locker in substantially the same proportions as their ownership of Stock) acting in concert; or

(C)          during any period of not more than twelve (12) months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by Foot Locker’s shareholders was approved by a vote of at least two-thirds (⅔) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

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